SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 22, 1997



                             CHINA CONTINENTAL, INC.
             (Exact name of registrant as specified in its charter)



Utah                               33-3276-D                   87-0431063
(State or other             (Commission File Number)          (IRS Employer
jurisdiction of                                              Identification No.)
incorporation



 1101-1806 Hua Quin International Building, 340 Queen's Road Central, Hong Kong
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (852) 2542-2612



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

         (a)      Dismissal of Independent Accounting Firm

     (i) Ernst & Young, L.L.P. (the "principal accountants"), the independent accounting firm which audited the financial statements of the registrant during fiscal year 1996, was dismissed by the Company on December 22, 1997.

     (ii) None of the principal accountant's reports on the financial statements of the registrant has contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     (iii)    Not applicable.

     (iv) During the preceding two years and any subsequent interim period preceding their dismissal, the registrant had no disagreements with the principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     (v) None of the kinds of events  listed in paragraph  (a)(1)(v)(A)  through
(D) of Regulation S-K Item 304 occurred during the two most recent fiscal years and any subsequent interim periods.

         (b)      Engagement of New Independent Accountants

     On December 22, 1997, the registrant's board of directors formally engaged Blackman Kallick Bartelstein, L.L.P. (the "new accounting firm") of 300 S. Riverside Plaza, Suite 660, Chicago, Illinois 60606-6613 to audit the registrant's financial statements.

     The registrant, during the two most recent fiscal years and any subsequent interim period prior to the engagement of the new accounting firm, did not consult with the new accounting firm with regard to any of the matters listed in Regulation S-K Items 304(a)(2)(i) or (ii).

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  16.1 Letter from Ernst & Young, L.L.P. re. termination of auditor relationship

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CHINA CONTINENTAL, INC.


                                          /s/
                                          -------------------------------------
                                          Chan Kwai Chiu
                                          President and Chief Executive Officer

Date: December 22, 1997